Exhibit 99.1

                WHOLE FOODS MARKET REPORTS FOURTH QUARTER RESULTS

    SALES INCREASE 20%; COMPARABLE STORE SALES INCREASE 13.4%; AS PREVIOUSLY ANNOUNCED, EARNINGS RESULTS INCLUDE HURRICANE KATRINA AND STOCK OPTION CHARGES;
     COMPANY RAISES GUIDANCE FOR 2006 SALES GROWTH AND INCREASES 2010 SALES
                               GOAL TO $12 BILLION

    AUSTIN, Texas, Nov. 9 /PRNewswire-FirstCall/ -- Whole Foods Market, Inc. (Nasdaq: WFMI) today reported sales and earnings for the 12-week quarter and 52-week fiscal year ended September 25, 2005. For the fourth quarter, sales increased 20% to $1.1 billion driven by 12% weighted average square footage growth and comparable store sales growth of 13.4%. The Company estimates the negative sales impact from Hurricane Katrina was in line with its previously announced estimate of $5 million to $6 million. Sales in identical stores (excluding three relocated stores) increased 11.9% for the quarter. For the fiscal year, sales increased 22% to $4.7 billion driven by 13% weighted average square footage growth and comparable store sales growth of 12.8%. Sales in identical stores (excluding four relocated stores and two major store expansions) increased 11.5% for the fiscal year. Comparable and identical store sales exclude the Company's two stores in New Orleans and Metairie for the last five weeks of the fourth quarter, as they were closed due to Hurricane Katrina.

    "In fiscal 2005, we produced very strong operating results that exceeded our own expectations and our initial guidance, and returned over $55 million to our shareholders. We are confident in our growth potential and our ability to execute on that growth potential, and as such we have increased our sales growth guidance for next fiscal year to 18% to 21% and our 2010 sales goal from $10 billion to $12 billion," said John Mackey, chairman, chief executive officer, and co-founder of Whole Foods Market. "We believe we will continue to produce strong cash flow from operations and stock option exercises in excess of our capital expenditure needs. As an EVA company that believes in maximizing returns on invested capital to our shareholders, we are very pleased to announce today a 20% increase in our quarterly dividend to $0.30 per share, a special dividend of $4.00 per share, and a $200 million four-year stock buyback program, along with a two-for-one stock split."

    Income before income taxes was $25.0 million for the quarter and $237.1 million for the fiscal year. These results include pre-tax charges of approximately $36.4 million for the quarter and $45.3 million for the fiscal year as follows:

Pre-tax Charges                                   4Q05             FY05
------------------------------------------   --------------   --------------
Share-based compensation primarily related
 to stock option vesting acceleration        $ 18.2 million   $ 19.9 million
Natural disaster costs                         16.5 million     16.5 million
Adjustment to reflect early adoption of
 lease accounting rule change                   1.7 million      8.9 million
  Total pre-tax charges                      $ 36.4 million   $ 45.3 million

    For the quarter, the Company's effective tax rate was approximately 64%, net income was $9.1 million, diluted earnings per share were $0.13, and Economic Value Added (EVA) declined $2.5 million to negative $1.8 million. The tax rate was significantly higher than the Company's four-year average effective tax rate of 40% primarily due to the non-deductible portion of the stock option acceleration charge; however, in fiscal year 2006, the Company expects a return to its historical annualized 40% tax rate. The decline in EVA was due to the impact of Hurricane Katrina. For the fiscal year, the Company's effective tax rate was approximately 43%, net income was $136.4 million, diluted earnings per share were $1.98, and EVA improved $8.2 million to $25.8 million.

    Fourth Quarter Results
    In the fourth quarter, gross profit increased 68 basis points to 35.3% of sales, and direct store expenses were basically flat at 26.0% of sales, resulting in a 69 basis point increase in store contribution to 9.3% of sales. For the 163 stores in the comparable store base, gross profit improved 90 basis points to 35.5% of sales, and direct store expenses decreased 30 basis points to 25.6% of sales, resulting in a 119 basis point increase in store contribution to 9.9% of sales. General and administrative (G&A) expenses increased 27 basis points to 3.3% of sales.

    Capital expenditures in the quarter were $89 million of which $55 million was for new store development. The Company produced cash flow from operations of $77 million during the quarter and paid approximately $17 million to shareholders in cash dividends. For the fiscal year, cash and cash equivalents, including restricted cash, increased $124 million to approximately $345 million, and total long-term debt decreased $152 million to approximately $19 million.

                                                                    # of
                                      Average    Average   NOPAT    Comp
Store Returns for the Quarter          Size       Comps    ROIC    Stores
--------------------------------      -------    -------   -----   ------
Stores over 11 years old               29,200        8.6%     70%      38
Stores between eight and
 11 years old                          28,600       11.8%     71%      33
Stores between five and
 eight years old                       32,200       12.7%     53%      38
Stores between two and
 five years old                        33,400       13.2%     26%      38
Stores less than
 two years old
 (including relocations)               44,400       33.6%      8%      16
Stores in comparable
 store base                            32,200       13.4%     40%     163
Stores open at the end
 of the fourth quarter                 33,200                 33%     173

    Share-Based Compensation
    In December 2004, the Financial Accounting Standards Board ("FASB") finalized Statement 123R, "Share-Based Payment," which requires all companies to expense share-based payments, including stock options, at fair value. As such, the Company will begin expensing options in the first quarter of fiscal year 2006. Though not retroactive, the charge to earnings resulting from this rule includes the impact of stock options granted in prior years, since the expense is recognized over the vesting period of the options, which for the Company has been four years. Even if the Company never granted another option after today, it would still have stock option expense until all past option grants were fully vested. Therefore, as previously announced, in order to prevent this "overhang" from past option grants impacting future results, the Company accelerated the vesting of all outstanding stock options on September 22, 2005. The Company incurred an $18.0 million share-based compensation charge in the fourth quarter, primarily a non-cash charge related to this accelerated vesting of options. In addition, the Company's effective tax rate for the quarter was significantly higher than its historical rate primarily due to the non-deductible portion of the stock option acceleration charge. The share-based compensation expense related to the accelerated vesting of options was higher than the Company's $10 million to $15 million previous estimate primarily due to the higher-than-expected closing stock price on the date of acceleration.

    Natural Disaster Costs
    As previously announced, the Company has two stores in the New Orleans area which were damaged by and closed due to Hurricane Katrina, and accordingly the Company recorded a charge in the fourth quarter for related estimated net losses. The main components of the $16.5 million charge were estimated impaired assets of approximately $12.2 million, estimated inventory losses of approximately $2.2 million, salaries and relocation allowances for displaced Team Members and other costs of approximately $3.7 million, plus a $1 million special donation to the American Red Cross, less accrued insurance proceeds of approximately $2.6 million.

    Adjustment for Early Adoption of Lease Accounting Rule Change
    The FASB recently finalized its Staff Position on accounting for rental costs incurred during the construction period which requires construction-period rentals to be recognized as expense for reporting periods beginning after September 15, 2005. The rule permits retrospective application of this requirement to previously reported periods and allows early adoption for financial statements not yet issued. As previously announced, the Company has elected to early adopt this rule, allowing current-year financial statements to be reported on the same basis as will be required in the future, and will retrospectively apply this rule to its 2005 Form 10-K results so that all year-over-year amounts are comparable. The following table shows the impact of the lease accounting rule change on our fiscal year 2005 results, and included with this press release are adjusted quarters for fiscal years 2004 and 2005.

Impact of
 Lease
 Accounting
 Change                  1Q05             2Q05             3Q05             4Q05             FY05
------------------   -------------    -------------    -------------    -------------    -------------
Pre-opening
 and relocation
 expense             $   3,466,000    $   2,684,000    $   2,755,000    $   2,291,000    $  11,196,000
Direct store
 expenses
 (depreciation)           (664,000)        (521,000)        (539,000)        (594,000)      (2,318,000)
Net pre-tax
 impact              $   2,802,000    $   2,163,000    $   2,216,000    $   1,697,000    $   8,878,000

    New Store Development
    In the fourth quarter, the Company opened five new stores in Baton Rouge, LA; Columbus, OH; Denver, CO; Boston, MA; and Omaha NE, ending the quarter with 175 stores (including two Louisiana stores which were temporarily closed) totaling approximately 5.8 million square feet. So far in the first quarter of fiscal year 2006, the Company has opened four new stores in Atlanta, GA; Jericho, NY; Palm Beach Gardens, FL; and West Hartford CT, and plans to open one additional store in Denver, CO.

    The Company is also pleased to announce that its Metairie, LA store near New Orleans, which was closed following Hurricane Katrina, has recently reopened for business on a limited basis. While the store will require a complete re-building, the Company has opened an 11,000 square foot "store within a store" in order to provide food to the community while simultaneously rebuilding the perimeter of the store, which the Company hopes to complete over the next three to six months. Also, the Company is now offering pick-up service at its urban New Orleans store and hopes to re-open that store within the next three to six months as well.

    The Company continues to add to its store development pipeline with the recent signing of nine new store leases representing a total of approximately 549,000 square feet which are as follows: Chandler, AZ (60,000 s.f.); Orlando, FL (50,000 s.f.); Eugene, OR (52,000 s.f.); Tarzana (Los Angeles suburb), CA (56,000 s.f.); Plymouth Meeting (Philadelphia suburb), PA (65,000 s.f.); Dallas, TX (80,000 s.f.); Reading (Boston suburb), MA (61,000 s.f.); London, U.K. (75,000 s.f.); and Connecticut (50,000 s.f.). The following table provides additional information about the Company's current store development pipeline.

Store Development Pipeline                 11/9/05         11/10/04        % Change
--------------------------------------   ------------    ------------    ------------
Number of stores in development                    64              53              23%
Average size (gross square feet)               55,000          49,000              13%
  As a percentage of existing store
   average size                                   164%            155%            ---
Total square footage under development      3,600,000       2,600,000              40%
  As a percentage of existing
   square footage                                  60%             50%            ---

    Growth Goals for Fiscal Year 2006 and Beyond
    As shown in the table below, for the last five years, the Company has produced average sales growth, comparable store sales growth, and weighted average square footage growth of 21%, 11% and 14%, respectively. Based on the Company's strong sales trends over the last few years and its 3.6 million square feet under development, the Company expects to continue to produce similar results on average over the next five years and is therefore raising its 2010 sales goal from $10 billion to $12 billion.

                                                                                                Five-Year
Historical Performance       FY01          FY02          FY03          FY04          FY05        Average
-----------------------   ----------    ----------    ----------    ----------    ----------    ----------
Sales growth                    23.6%         18.4%         17.0%         22.8%         21.6%         20.7%
Comparable store sales
 growth                          9.2%         10.0%          8.6%         14.9%         12.8%         11.1%
Two-year comps
 (sum of two years)             17.8%         19.2%         18.6%         23.5%         27.8%         21.4%
Weighted average square
 footage growth                   17%           17%           11%            9%           13%           14%

    For fiscal year 2006, the Company is raising its guidance for sales growth to 18% to 21% from a previously stated range of 15% to 20%. The Company expects comparable store sales growth of 8% to 11% and weighted average square footage growth in line with its 14% average.

    The Company has produced very consistent results as a percentage of sales over time for the line items shown below. The Company continues to believe that it will produce earnings growth through sales growth rather than through significant operating margin leverage and that these historical results are the best indicator of future results; however, due to fluctuations in the number of new store openings each year and quarter over quarter, there could be some negative impact on store contribution, as new stores generally have lower gross margins and higher direct store expenses than more mature stores.

                                                                                                Five-Year
Historical Performance       FY01          FY02          FY03          FY04          FY05        Average
-----------------------   ----------    ----------    ----------    ----------    ----------    ----------
Gross profit                    34.7%         34.6%         34.2%         34.7%         35.1%         34.7%
Direct store expenses           25.3%         25.2%         25.2%         25.5%         25.5%         25.4%
G&A                              3.6%          3.6%          3.2%          3.1%          3.2%          3.3%

    The Company expects pre-opening and relocation costs for fiscal year 2006 to be slightly higher than the amount incurred in fiscal year 2005. For fiscal year 2006, this includes approximately $6 million to $7 million in accelerated depreciation and closure costs related primarily to stores and facilities scheduled for relocation in fiscal year 2007 and approximately $18 million in pre-opening rent, of which more than half is related to new stores expected to open in fiscal year 2007. Pre-opening rent expensed during the development period is primarily non-cash since the majority of our leases require minimal, if any, rent to be paid until opening of the store. The Company expects average pre-opening costs per new store in the range of $1.7 million to $2.0 million. The Company's restated average pre-opening costs per store have increased over the past several years and are expected to continue to increase in the future due mainly to increases in the average store size and number of prepared foods venues, and to an increase in our internal capitalization thresholds resulting in the expensing of smallwares that were previously capitalized. On a quarterly basis, the Company expects pre-opening and relocation expense to be fairly even throughout the first three quarters of fiscal year 2006 and then ramp up in the fourth quarter due to an anticipated higher number of new store openings in fiscal year 2007.

    Capital expenditures are expected to be in the range of $340 million to $360 million of which approximately 60% is related to new stores.

    The Company expects to return to its historical annualized 40% tax rate in fiscal year 2006. Excluding the $16.5 million in costs relating to Hurricane Katrina in fiscal year 2005 and share-based compensation expense in fiscal years 2005 and 2006, and using a 40% tax rate in both years, the Company expects diluted earnings per share growth to be slightly less than the Company's increased guidance for sales growth of 18% to 21%. This is due to an expected increase in diluted shares outstanding resulting from an anticipated increase in stock option exercises from the accelerated vesting. The expected fully or partially offsetting impact of higher investment income on the increased cash balance will not be realized because of the Company's announced intent to pay approximately $363 million in cash dividends to shareholders in fiscal year 2006.

    The Company will begin expensing share-based compensation in the first quarter of fiscal year 2006; however, the impact on diluted earnings per share is expected to be immaterial in the first and second quarters, as the Company's annual grant date at which the majority of options are granted is not until May. The Company is not forecasting the expense for the second half of the year as it will largely depend on the Company's stock price at the grant date; however, the Company has stated its current intention is to keep its broad-based stock option program in place but, going forward, limit the number of shares granted in any one year so that quarterly net income dilution from share-based compensation expense does not exceed 10%. The Company believes this strategy is best aligned with its stakeholder philosophy because it limits future earnings dilution from options while at the same time retains the broad-based stock option plan which it believes is important to team member morale, its unique corporate culture and its success.

    About Whole Foods Market: Founded in 1980 in Austin, Texas, Whole Foods Market(R) is a Fortune 500 company and the largest natural and organic foods retailer. The Company had sales of $4.7 billion in fiscal year 2005 and currently has 179 stores in the United States, Canada and the United Kingdom.

    The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward looking statements. These risks include but are not limited to general business conditions, the timely development and opening of new stores, the impact of competition, and other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K/A Amendment No. 2 for the fiscal year ended September 26, 2004. The Company does not undertake any obligation to update forward-looking statements.

    The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CT. The dial in number is 1-800-540-0559 and the conference ID is "Whole Foods." A simultaneous audio webcast will be available at www.wholefoodsmarket.com .

WHOLE FOODS MARKET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

                                                             Twelve weeks ended             Fifty-two weeks ended
                                                        September 25,   September 26,   September 25,   September 26,
                                                            2005            2004            2005            2004
=====================================================================================================================
Sales                                                   $   1,115,067   $     927,306   $   4,701,289   $   3,864,950
Cost of goods sold and occupancy costs                        721,767         606,537       3,048,870       2,523,816
---------------------------------------------------------------------------------------------------------------------
   Gross profit                                               393,300         320,769       1,652,419       1,341,134
Direct store expenses                                         289,485         240,800       1,199,870         986,040
---------------------------------------------------------------------------------------------------------------------
   Store contribution                                         103,815          79,969         452,549         355,094
General and administrative expenses                            36,202          27,597         149,364         119,800
Share-based compensation                                       18,154               -          19,896               -
Pre-opening and relocation costs                               11,394           5,569          37,035          18,648
Natural disaster costs                                         16,521               -          16,521               -
---------------------------------------------------------------------------------------------------------------------
   Operating income                                            21,544          46,803         229,733         216,646
Other income (expense):
Interest expense                                                  (10)         (1,593)         (2,223)         (7,249)
Investment and other income                                     3,448           1,707           9,623           6,456
---------------------------------------------------------------------------------------------------------------------
   Income before income taxes                                  24,982          46,917         237,133         215,853
Provision for income taxes                                     15,922          18,767         100,782          86,341
---------------------------------------------------------------------------------------------------------------------
   Net income                                           $       9,060   $      28,150   $     136,351   $     129,512
=====================================================================================================================

   Basic earnings per share                             $        0.13   $        0.45   $        2.10   $        2.11
=====================================================================================================================
   Weighted average shares outstanding                         67,486          62,339          65,045          61,324
=====================================================================================================================

   Diluted earnings per share                           $        0.13   $        0.43   $        1.98   $        1.98
=====================================================================================================================
   Weighted average shares outstanding, diluted basis          71,035          68,613          69,975          67,727
=====================================================================================================================

   Dividends per share                                  $        0.25   $        0.15   $        0.94   $        0.60
=====================================================================================================================

A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows (in thousands):

                                                             Twelve weeks ended             Fifty-two weeks ended
                                                        September 25,   September 26,   September 25,   September 26,
                                                            2005            2004            2005            2004
=====================================================================================================================
Net income (numerator for basic earnings per share)     $       9,060   $      28,150   $     136,351   $     129,512
Interest on 5% zero coupon convertible subordinated
   debentures, net of income taxes                                  -           1,099           2,539           4,697
---------------------------------------------------------------------------------------------------------------------
Adjusted net income (numerator for diluted earnings
   per share)                                           $       9,060   $      29,249   $     138,890   $     134,209
=====================================================================================================================
Weighted average common shares outstanding (denominator
   for basic earnings per share)                               67,486          62,339          65,045          61,324
Potential common shares outstanding:
   Assumed conversion of 5% zero coupon convertible
   subordinated debentures                                          -           3,280           1,707           3,281
   Assumed exercise of stock options                            3,549           2,994           3,223           3,122
---------------------------------------------------------------------------------------------------------------------
Weighted average common shares outstanding and
   potential additional common shares outstanding
   (denominator for diluted earnings per share)                71,035          68,613          69,975          67,727
=====================================================================================================================

   Basic earnings per share                             $        0.13   $        0.45   $        2.10   $        2.11
=====================================================================================================================
   Diluted earnings per share                           $        0.13   $        0.43   $        1.98   $        1.98
=====================================================================================================================

WHOLE FOODS MARKET, INC.
CONSOLIDATED BALANCE SHEETS
September 25, 2005 and September 26, 2004
(In thousands)

ASSETS                                                                                      2005            2004
=====================================================================================================================
Current assets:
Cash and cash equivalents                                                               $     308,524   $     194,747
Restricted cash                                                                                36,922          26,790
Trade accounts receivable                                                                      66,682          64,972
Merchandise inventories                                                                       174,848         152,912
Deferred income taxes                                                                          39,588          29,974
Prepaid expenses and other current assets                                                      45,965          16,702
---------------------------------------------------------------------------------------------------------------------
   Total current assets                                                                       672,529         486,097
Property and equipment, net of accumulated depreciation and amortization                    1,054,605         873,397
Goodwill                                                                                      112,476         112,186
Intangible assets, net of accumulated amortization                                             21,990          24,831
Deferred income taxes                                                                          22,452           4,193
Other assets                                                                                    5,244          20,302
---------------------------------------------------------------------------------------------------------------------
   Total assets                                                                         $   1,889,296   $   1,521,006
=====================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY                                                        2005            2004
=====================================================================================================================
Current liabilities:
Current installments of long-term debt and capital lease obligations                    $       5,932   $       5,973
Trade accounts payable                                                                        103,348          90,751
Accrued payroll, bonus and other benefits due team members                                    126,981         100,536
Dividends payable                                                                              17,208           9,361
Other current liabilities                                                                     164,914         128,329
---------------------------------------------------------------------------------------------------------------------
   Total current liabilities                                                                  418,383         334,950
Long-term debt and capital lease obligations, less current installments                        12,932         164,770
Deferred rent liability                                                                        91,775          70,067
Other long-term liabilities                                                                       530           1,581
---------------------------------------------------------------------------------------------------------------------
   Total liabilities                                                                          523,620         571,368
---------------------------------------------------------------------------------------------------------------------
Shareholders' equity:
Common stock, no par value, 300,000 and 150,000 shares authorized; 68,009 and
   62,771 shares issued; 67,954 and 62,407
   shares outstanding in 2005 and 2004, respectively                                          874,972         535,107
Accumulated other comprehensive income                                                          4,405           2,053
Retained earnings                                                                             486,299         412,478
---------------------------------------------------------------------------------------------------------------------
   Total shareholders' equity                                                               1,365,676         949,638
---------------------------------------------------------------------------------------------------------------------
Commitments and contingencies
---------------------------------------------------------------------------------------------------------------------
   Total liabilities and shareholders' equity                                           $   1,889,296   $   1,521,006
=====================================================================================================================

WHOLE FOODS MARKET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

                                                                                            Fifty-two weeks ended
                                                                                        September 25,   September 26,
                                                                                            2005            2004
---------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                              $     136,351   $     129,512
Adjustments to reconcile net income to net cash provided
    by operating activities:
       Depreciation and amortization                                                          133,759         115,157
       Loss on disposition of assets                                                           15,886           5,769
       Share-based compensation                                                                19,135               -
       Deferred income tax expense (benefit)                                                  (27,873)           (682)
       Tax benefit related to exercise of employee stock options                               62,643          35,583
       Interest accretion on long-term debt                                                     4,120           7,551
       Deferred rent                                                                           16,080          11,109
       Other                                                                                    1,317          (1,133)
       Net change in current assets and liabilities:
         Trade accounts receivable                                                             (2,027)        (19,158)
         Merchandise inventories                                                              (21,486)        (27,868)
         Prepaid expense and other current assets                                              (4,151)         (2,940)
         Trade accounts payable                                                                12,597          12,515
         Accrued payroll, bonus and other benefits due team members                            26,445          29,646
         Other accrued expenses                                                                38,023          35,279
---------------------------------------------------------------------------------------------------------------------
    Net cash provided by operating activities                                                 410,819         330,340
---------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
Development costs of new store locations                                                     (207,792)       (156,728)
Other property, plant and equipment expenditures                                             (116,318)       (109,739)
Increase in restricted cash                                                                   (10,132)        (26,790)
Change in notes receivable                                                                     13,500         (13,500)
Payment for purchase of acquired entities, net of cash acquired                                     -         (18,873)
Other investing activities                                                                     (1,500)          1,332
---------------------------------------------------------------------------------------------------------------------
    Net cash used in investing activities                                                    (322,242)       (324,298)
---------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid                                                                                (54,683)        (27,728)
Issuance of common stock                                                                       85,816          59,518
Payments on long-term debt and capital lease obligations                                       (5,933)         (8,864)
---------------------------------------------------------------------------------------------------------------------
    Net cash provided by financing activities                                                  25,200          22,926
---------------------------------------------------------------------------------------------------------------------
Net increase in cash and cash equivalents                                                     113,777          28,968
Cash and cash equivalents at beginning of period                                              194,747         165,779
---------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                              $     308,524   $     194,747
=====================================================================================================================

=====================================================================================================================
Supplemental disclosure of cash flow information:
    Interest paid                                                                       $       1,063   $       2,127
    Federal and state income taxes paid                                                 $      74,706   $      60,372
Non-cash transactions:
    Common stock issued in connection with acquisition                                  $           -   $      16,375
    Conversion of convertible debentures into common stock                              $     147,794   $         293
=====================================================================================================================

WHOLE FOODS MARKET, INC.
CONSOLIDATED QUARTERLY STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

                                                           1st Qtr         2nd Qtr         3rd Qtr         4th Qtr
                                                         January 16,      April 10,        July 3,      September 25,
FISCAL YEAR 2005                                            2005            2005            2005            2005
=====================================================================================================================
Sales                                                   $   1,368,328   $   1,085,158   $   1,132,736   $   1,115,067
Cost of goods sold and occupancy costs                        895,486         697,686         733,931         721,767
---------------------------------------------------------------------------------------------------------------------
   Gross profit                                               472,842         387,472         398,805         393,300
Direct store expenses                                         348,380         276,291         285,714         289,485
---------------------------------------------------------------------------------------------------------------------
   Store contribution                                         124,462         111,181         113,091         103,815
General and administrative expenses                            40,401          34,773          37,988          36,202
Share-based compensation                                            -              22           1,720          18,154
Pre-opening and relocation costs                                6,599          10,265           8,777          11,394
Natural disaster costs                                              -               -               -          16,521
---------------------------------------------------------------------------------------------------------------------
   Operating income                                            77,462          66,121          64,606          21,544
Other income (expense):
Interest expense                                               (1,708)           (342)           (163)            (10)
Investment and other income                                     1,194           2,113           2,868           3,448
---------------------------------------------------------------------------------------------------------------------
   Income before income taxes                                  76,948          67,892          67,311          24,982
Provision for income taxes                                     30,778          27,158          26,924          15,922
---------------------------------------------------------------------------------------------------------------------
   Net income                                           $      46,170   $      40,734   $      40,387   $       9,060
=====================================================================================================================

---------------------------------------------------------------------------------------------------------------------
Basic earnings per share                                $        0.74   $        0.63   $        0.61   $        0.13
=====================================================================================================================
Weighted average shares outstanding                            62,794          64,751          65,899          67,486
=====================================================================================================================

Diluted earnings per share                              $        0.69   $        0.59   $        0.58   $        0.13
=====================================================================================================================
Weighted average shares outstanding, diluted basis             69,013          69,544          70,373          71,035
=====================================================================================================================

Dividends per share                                     $        0.19   $        0.25   $        0.25   $        0.25
=====================================================================================================================

                                                           1st Qtr         2nd Qtr         3rd Qtr         4th Qtr
                                                         January 18,      April 11,        July 4,      September 26,
FISCAL YEAR 2004                                            2004            2004            2004            2004
=====================================================================================================================
Sales                                                   $   1,118,148   $     902,141   $     917,355   $     927,306
Cost of goods sold and occupancy costs                        733,721         582,597         600,961         606,537
---------------------------------------------------------------------------------------------------------------------
   Gross profit                                               384,427         319,544         316,394         320,769
Direct store expenses                                         282,596         229,995         232,649         240,800
---------------------------------------------------------------------------------------------------------------------
   Store contribution                                         101,831          89,549          83,745          79,969
General and administrative expenses                            35,869          28,783          27,551          27,597
Pre-opening and relocation costs                                4,073           4,040           4,966           5,569
---------------------------------------------------------------------------------------------------------------------
   Operating income                                            61,889          56,726          51,228          46,803
Other income (expense):
Interest expense                                               (2,478)         (1,859)         (1,319)         (1,593)
Investment and other income                                     1,464           1,503           1,782           1,707
---------------------------------------------------------------------------------------------------------------------
   Income before income taxes                                  60,875          56,370          51,691          46,917
Provision for income taxes                                     24,350          22,548          20,676          18,767
---------------------------------------------------------------------------------------------------------------------
   Net income                                           $      36,525   $      33,822   $      31,015   $      28,150
=====================================================================================================================

---------------------------------------------------------------------------------------------------------------------
Basic earnings per share                                $        0.61   $        0.55   $        0.50   $        0.45
=====================================================================================================================
Weighted average shares outstanding                            60,309          61,035          61,951          62,339
=====================================================================================================================

Diluted earnings per share                              $        0.57   $        0.52   $        0.47   $        0.43
=====================================================================================================================
Weighted average shares outstanding, diluted basis             66,634          67,579          68,446          68,613
=====================================================================================================================

Dividends per share                                     $        0.15   $        0.15   $        0.15   $        0.15
=====================================================================================================================

WHOLE FOODS MARKET, INC.
NON-GAAP FINANCIAL MEASURES (unaudited)
(In thousands)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Economic Value Added ("EVA") in the press release as additional information about its operating results. This measure is not in accordance with, or an alternative to, GAAP. The Company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company and for incentive compensation and capital planning purposes. The following is a tabular reconciliation of this non-GAAP financial measure to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

                                                             Twelve weeks ended             Fifty-two weeks ended
                                                        September 25,   September 26,   September 25,   September 26,
EVA                                                         2005            2004            2005            2004
=====================================================================================================================
Net income                                              $       9,060   $      28,150   $     136,351   $     129,512
Provision for income taxes                                     15,922          18,767         100,782          86,341
Interest expense and other                                     29,424           3,186          38,832          11,954
---------------------------------------------------------------------------------------------------------------------
    NOPBT                                                      54,406          50,103         275,965         227,807
Income taxes (40%)                                             21,762          20,041         110,386          91,123
---------------------------------------------------------------------------------------------------------------------
    NOPAT                                                      32,644          30,062         165,579         136,684
Capital Charge                                                 34,484          29,435         139,793         119,101
---------------------------------------------------------------------------------------------------------------------
    EVA                                                 $      (1,840)  $         627   $      25,786   $      17,583
=====================================================================================================================

     Contact:  Cindy McCann
               VP of Investor Relations
               512.542.0204

SOURCE  Whole Foods Market, Inc.
    -0-                             11/09/2005
    /CONTACT:  Cindy McCann, VP of Investor Relations of
Whole Foods Market, Inc., +1-512-542-0204/
    /Web site:  http://www.wholefoodsmarket.com /